Exhibit 99.1

Flowco Holdings Inc. Reports First Quarter 2025 Results

HOUSTON -- (BUSINESS WIRE) -- Flowco Holdings Inc. (NYSE: FLOC) (“Flowco” or the “Company”), a provider of production optimization, artificial lift and methane abatement solutions for the oil and natural gas industry, today announced financial results for the first quarter ended March 31, 2025.

Where presented, the financial results for 2024 represent periods (i) during which Flowco’s operating subsidiary, Flowco MergeCo LLC (“Flowco LLC”), was a privately-owned limited liability company and (ii) prior to the completion of Flowco’s initial public offering in January 2025. Historical financial information for the periods ended in 2024 reflects information for Flowco LLC, and historical financial information presented prior to June 20, 2024 reflects only the historical financial information of Estis Compression LLC (“Estis”) as the accounting predecessor prior to the business combination of Estis, Flowco Production Solutions, L.L.C. (“FPS”) and Flogistix, LP (“Flogistix”) and parent entities formed in connection with such business combination (the “2024 Business Combination”).

Key First Quarter 2025 Highlights

•
Revenues of $192.4 million, generating net income of $27.0 million and Adjusted Net Income1 of $32.8 million
•
Adjusted EBITDA1 of $74.9 million
•
Adjusted EBITDA Margin1 of 38.9%
•
In May 2025, Flowco's Board of Directors declared a quarterly cash dividend of $0.08 per share
•
Robust balance sheet with $547.4 million of availability under our revolving credit facility as of May 9, 2025

Financial Summary

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(in thousands)
Revenues	$192,350	$185,993	$66,712
Net income	27,045	22,336	17,185
Adjusted Net Income (1)	32,769	28,779	17,574
Adjusted EBITDA (1)	74,901	73,779	34,226
Adjusted EBITDA Margin (1)	38.9%	39.7%	51.3%

(1)
Adjusted Net Income, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this press release.

Joe Bob Edwards, President and CEO, commented, “Flowco delivered solid first-quarter results, underscoring the resilience of our business and the strength of both our Production Solutions and Natural Gas Technologies operating segments. We believe our differentiated portfolio of products, technology and services continues to position us as a partner of choice for customers, while supporting our financial performance through dynamic markets.

Over the past several weeks, the U.S. upstream outlook has been challenged by evolving tariff policies, OPEC+ commentary suggesting accelerated production, and broader economic uncertainty. At current commodity price levels, many of our customers have announced plans to modestly reduce capital spending, but most have reiterated or only slightly reduced their production expectations. Importantly, operators have also emphasized their commitment to generating cash flow through the cycle. Flowco’s strategic focus on production optimization and our integral role in a critical path of our customers’ operations uniquely positions us to deliver value, as we work alongside operators to drive greater performance through this dynamic market backdrop.

We remain confident in our ability to generate growth year over year, even in a flat production environment. We continue to invest growth capital in our High Pressure Gas Lift and Vapor Recovery offerings, which are experiencing strong demand driven by broader customer adoption. Under the current tariff environment, we believe our High Pressure Gas Lift solution offers a cost-effective alternative to certain other competing technologies that may be negatively impacted by tariffs. Thanks to our vertically integrated manufacturing footprint and domestic supply chain, we believe our exposure to similar tariff-related cost pressures remains limited.

Although we expect ongoing market volatility, our strategic positioning, innovative solutions and capital discipline give us confidence in our ability to navigate the current uncertainties and evolving market landscape while delivering attractive returns on capital employed.”

Segment Information

We report our results in two segments, Production Solutions and Natural Gas Technologies. Production Solutions includes the rental, sale and service associated with high pressure gas lift, conventional gas lift and plunger lift, including a range of digital solutions and other production related technologies. Natural Gas Technologies includes the design, manufacture, rental and sale of vapor recovery and natural gas systems. Corporate costs not directly related to either segment are categorized separately.

Segment Financial Information

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(in thousands)
Production Solutions
Revenues	$115,992	$113,330	$46,163
Adjusted Segment EBITDA (1)	50,590	49,929	31,672
Adjusted Segment EBITDA Margin (1)	43.6%	44.1%	68.6%

Natural Gas Technologies
Revenues	$76,358	$72,663	$20,549
Adjusted Segment EBITDA (1)	28,662	27,802	2,571
Adjusted Segment EBITDA Margin (1)	37.5%	38.3%	12.5%

Corporate
Revenues	$—	$—	$—
Adjusted Segment EBITDA (1)	(4,351)	(3,952)	(17)
Adjusted Segment EBITDA Margin (1)	nm	nm	nm

Total
Revenues	$192,350	$185,993	$66,712
Adjusted Segment EBITDA (1)	74,901	73,779	34,226
Adjusted Segment EBITDA Margin (1)	38.9%	39.7%	51.3%

(1)
Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this release.

Production Solutions

First quarter 2025 revenue for the Production Solutions segment increased 2.3% from the fourth quarter of 2024, and Adjusted Segment EBITDA increased 1.3% quarter over quarter for the same periods. The increase in revenue and Adjusted Segment EBITDA resulted from higher operating leverage. Adjusted Segment EBITDA Margin decreased 44 basis points due to credited expenses incurred in the fourth quarter related to the establishment of our corporate function.

Natural Gas Technologies

First quarter 2025 revenue for the Natural Gas Technologies segment increased 5.1% from the fourth quarter of 2024, primarily due to a shift in timing of sales within Natural Gas systems. Adjusted Segment EBITDA increased 3.1% quarter over quarter for the same periods, with Adjusted Segment EBITDA Margins down 73 basis points due to unfavorable revenue mix.

Corporate

Corporate Adjusted Segment EBITDA for the quarter ended March 31, 2025 was ($4.4) million, compared to ($3.9) million corporate Adjusted Segment EBITDA in the quarter ended December 31, 2024. The decrease in corporate Adjusted Segment EBITDA was primarily associated with the continued buildout of our public corporate functions.

Balance Sheet & Liquidity

As of May 9, 2025, the Company had outstanding borrowings under its senior secured revolving credit facility (“Credit Agreement”) of $175.6 million and, with a current borrowing base of $723.0 million, had availability under the Credit Agreement of $547.4 million.

Dividend Declaration

On May 2, 2025, Flowco announced that its Board of Directors had declared a quarterly cash dividend of $0.08 per share of Class A common stock payable on May 28, 2025 to Class A common stockholders of record as of the close of business on May 14, 2025. Flowco MergeCo LLC, the Company’s operating subsidiary, will make a corresponding distribution of $0.08 per unit to holders of its common units.

Conference Call and Webcast Information

Flowco will host a conference call on Tuesday, May 13, 2025, at 8:00 am. Eastern Time to discuss first quarter 2025 results. The conference call can be accessed live over the phone by dialing 1-877-704-4453 (for the U.S.) or 1-201-389-0920 (for International). A telephonic replay of the conference call will be available two hours after the call and can be accessed by dialing 1-844-512-2921 (for the U.S.) or 1-412-317-6671 (for International). The passcode for the call and replay is 13752793. A live webcast of the conference call will also be available under the Investor Relations section of Flowco’s website at ir.flowco-inc.com.

About Flowco

Flowco is a leading provider of production optimization, artificial lift and methane abatement solutions for the oil and natural gas industry. The company’s products and services include a full range of equipment and technology solutions that enable oil and natural gas producers to efficiently and cost-effectively maximize the profitability and economic lifespan of their assets.

Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release may be forward-looking statements. These statements generally relate to future events or our future financial or operating performance, and include, but are not limited to: statements regarding guidance or estimates related to the Company’s results of operations or financial condition; industry trends, customer demand and industry outlook, and effects on Flowco’s operations; Flowco’s strategies and plans, including matters relating to the Company growth, capital expenditures, dividend policies, and leverage profile. When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Flowco believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These risks and uncertainties are described further in Item 1A under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission. Flowco undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Flowco Holdings Inc.

Condensed Consolidated Statement of Operations

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(in thousands except share and per share amounts)
Revenues:
Rentals	$97,296	$91,705	$46,163
Sales	95,054	94,288	20,549
Total revenues	192,350	185,993	66,712
Operating expenses:
Cost of rentals (exclusive of depreciation and amortization disclosed separately below)	26,851	25,538	10,975
Cost of sales (exclusive of depreciation and amortization disclosed separately below)	65,566	65,857	16,933
Selling, general and administrative expenses	30,534	26,249	4,476
Depreciation and amortization	34,119	34,360	11,712
(Gain) loss on sale of equipment	(45)	70	389
Income from operations	35,325	33,919	22,227
Other expenses:
Interest expenses	(5,365)	(10,171)	(4,807)
Other expenses, net	(267)	(943)	(102)
Total other expenses	(5,632)	(11,114)	(4,909)
Income before provision for income taxes	29,693	22,805	17,318
Provision for income taxes	(2,648)	(469)	(133)
Net income	27,045	$22,336	$17,185
Net income attributable to redeemable non-controlling interests	20,873
Net income attributable to Flowco Holdings Inc.	$6,172

Earnings per share (1):
Basic	$0.24
Diluted	$0.24
Weighted average shares outstanding (1):
Basic	25,721,620
Diluted	26,187,264

(1)
Basic and diluted earnings per of share and weighted average shares of Class A and Class B common stock outstanding for the period from January 16, 2025 through March 31, 2025, the period following the Company's initial public offering and the related reorganization transactions through the end of first quarter 2025

Flowco Holdings Inc.

Condensed Consolidated Balance Sheets

	As of
	March 31, 2025	December 31, 2024
	(in thousands except share and per share amounts)
Assets
Current assets:
Cash and cash equivalents	$687	$4,615
Accounts receivable, net of allowances for credit losses of $1,306 and $1,169, respectively	134,301	120,353
Inventory	156,956	151,179
Prepaid expenses and other current assets	5,004	9,982
Total current assets	296,948	286,129
Property, plant and equipment, net	706,812	702,616
Operating lease right-of-use assets	18,065	19,480
Finance lease right-of-use assets	23,077	21,871
Intangible assets, net	294,724	302,522
Goodwill	249,692	249,692
Deferred tax asset	10,173	—
Other assets	6,319	6,639
Total assets	$1,605,810	$1,588,949

Liabilities, redeemable non-controlling interests and stockholders'/members' equity (deficit)
Current liabilities:
Accounts payable	$31,722	$31,321
Accrued expenses	27,132	33,829
Current portion of operating lease obligations	7,530	6,809
Current portion of finance lease obligations	12,162	7,837
Deferred revenue	7,578	8,002
Total current liabilities	86,124	87,798
Long-term liabilities:
Long-term debt, net	181,014	635,916
Tax receivable agreement liability	12,484	—
Operating lease obligations, net of current portion	10,672	12,739
Finance lease obligations, net of current portion	9,934	13,389
Total long-term liabilities	214,104	662,044
Total liabilities	300,228	749,842
Commitments and contingencies
Redeemable non-controlling interests	1,675,676	—
Members' equity:
Members' equity	—	839,107
Total members' equity	—	839,107
Stockholders' equity (deficit):
Class A common stock, $0.0001 par value – 300,000,000 shares authorized; 25,721,620 shares issued and outstanding as of March 31, 2025; no such shares authorized, issued or outstanding as of December 31, 2024.	3	—
Class B common stock, $0.0001 par value – 150,000,000 shares authorized; 64,823,042 shares issued and outstanding as of March 31, 2025; no such shares authorized, issued or outstanding as of December 31, 2024.	6	—
Additional paid-in capital	—	—
Retained earnings (deficit)	(370,103)	—
Total stockholders' equity (deficit) to Flowco Holdings Inc.	(370,094)	—
Total liabilities, redeemable non-controlling interests and members'/stockholders' equity (deficit)	$1,605,810	$1,588,949

Flowco Holdings Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Cash flows from operating activities
Net income	$27,045	$17,185
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,119	11,712
Provision for inventory obsolescence	603	—
Amortization of operating right-of-use assets	2,052	161
Amortization of deferred financing costs	335	117
(Gain) loss on sale of equipment	(45)	389
Gain on lease termination	(190)	(120)
Share-based compensation	4,962	17
Provision for deferred income taxes	2,648	—
Allowance for credit losses	407	—
Changes in operating assets and liabilities:
Accounts receivable	(14,355)	(385)
Inventory	(6,380)	(4,785)
Prepaid expenses and other current assets	461	(1,263)
Accounts payable - trade	401	2,301
Accrued expenses	(6,943)	2,355
Deferred revenue	(426)	109
Operating lease liabilities	(1,848)	(669)
Finance lease liabilities	(297)	—
Net cash provided by operating activities	42,549	27,124
Cash flows used in investing activities
Additions to property, plant and equipment	(27,850)	(14,774)
Proceeds from sale of property, plant and equipment	206	29
Payment for capitalized patent costs	(19)	—
Net cash used in investing activities	(27,663)	(14,745)
Cash flows used in financing activities
Issuance of Class A common stock in IPO, net of underwriting discount	461,803	—
Payment of offering costs	(2,034)	—
Payments on long-term debt	(564,764)	—
Proceeds from long-term debt	109,862	5,364
Payments on finance lease obligations	(2,829)	—
Proceeds on finance lease terminations	37	120
Purchase of LLC Interests from Continuing Equity Owners	(20,876)	—
Payment of debt issuance costs	(13)	—
Distributions to members	—	(17,000)
Net cash used in financing activities	(18,814)	(11,516)
Net increase (decrease) in cash and cash equivalents	(3,928)	863
Cash and cash equivalents
Beginning of period	4,615	—
End of period	$687	$863

Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company uses non-GAAP financial measures, such as Adjusted Net Income, EBITDA and Adjusted EBITDA, as well as Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin, in this press release to supplement financial information presented in accordance with GAAP. We believe that excluding certain items from our GAAP results provides management additional insight on the consolidated financial performance from period to period to project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our management and investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate our business.

Adjusted Net Income

Adjusted Net Income is a non-GAAP measure that we define as net income (loss) adjusted to eliminate the impact of (i) transaction-related expenses, (ii) share-based compensation, (iii) loss on the sale of equipment, (iv) loss on debt payments and (v) changes to the value of our inventory. Adjusted Net Income is a supplemental non-GAAP financial measure used by management, our stockholders and others to provide visibility on the profitability and financial strength of the Company by excluding certain expenses related to non-recurring Company transactions.

Reconciliation from net income to Adjusted Net Income is set forth as follows:

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(in thousands)
Net income	$27,045	$22,336	$17,185
Transaction related expenses (1)	493	2,727	—
Share-based compensation expense (2)	4,962	483	—
Loss on sale of equipment	(45)	70	389
Loss on debt extinguishment	—	—	—
Inventory valuation adjustments (3)	314	3,163	—
Adjusted Net Income	$32,769	$28,779	$17,574

(1)
Represents the transaction-related expenses as part of the 2024 Business Combination and non-capitalizable IPO related costs, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(3)
Reflects non-cash adjustment related to inventory fair value step-up from 2024 Business Combination which has been included in cost of sales.

Adjusted EBITDA and Adjusted EBITDA margin

We define EBITDA as net income, adjusted to exclude interest expense, provision for income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude (i) share-based compensation expense, (ii) business combination-related expenses and (iii) other non-cash and non-recurring expenses.

EBITDA and Adjusted EBITDA are key performance indicators we use in evaluating our operating performance and in making financial, operating and planning decisions. In particular, the exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA provides additional visibility on operating performance across reporting periods by removing the effect of non-cash and/or non-recurring expenses. Accordingly, we believe that this measure provides useful information to our stockholders and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Reconciliation from net income to EBITDA and Adjusted EBITDA are set forth as follows:

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(in thousands)
Net income	$27,045	$22,336	$17,185
Interest expense	5,365	10,171	4,807
Provision for income taxes (1)	2,648	469	133
Depreciation and amortization	34,119	34,360	11,712
EBITDA	69,177	67,336	33,837
Transaction related expenses (2)	493	2,727	—
Share-based compensation expense (3)	4,962	483	—
Loss on sale of equipment	(45)	70	389
Loss on debt extinguishment	—	—	—
Inventory valuation adjustments (4)	314	3,163	—
Adjusted EBITDA	$74,901	$73,779	$34,226

(1)
Previously issued non-GAAP information did not include provision for income taxes amounts as a reconciling item for the year ended December 31, 2023, as Texas margin tax was included within other expense in the previously issued consolidated statements of operations. In order to conform with current year’s presentation, the Company reclassified Texas margin tax amounts from other expense into provision for income taxes, and consequently, have been included as a reconciling item to Adjusted EBITDA from net income for all periods presented above.
(2)
Represents the transaction-related expenses as part of the 2024 Business Combination and non-capitalizable IPO related costs, which were expensed as incurred and included in the consolidated statements of operations.
(3)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(4)
Reflects non-cash adjustment related to inventory fair value step-up from 2024 Business Combination which has been included in cost of sales.

Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin

In addition to business segment profit or loss, our management also evaluates Adjusted Segment EBITDA, which is presented on a business unit level for purposes of allocating resources and evaluating operating and financial performance. As discussed above, the Company operates and manages its business units in the following two operating and reporting segments:

•
Production Solutions: relates to rentals, sales and services related to high pressure gas lift, conventional gas lift and plunger lift; including other digital solutions and methane abatement technologies.
•
Natural Gas Technologies: relates to the design and manufacturing for the rental, sales and servicing of vapor recovery and natural gas systems.

We define Adjusted Segment EBITDA as segment net income, as adjusted in the same manner as defined for EBITDA and Adjusted EBITDA above. Reconciliation from segment net income, which includes direct segment costs but excludes corporate costs not directly related to either segment, to Adjusted Segment EBITDA is set forth as follows:

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(in thousands)
Production Solutions
Net income	$29,032	$29,712	$14,978
Interest expense	93	(3,031)	4,807
Provision for income taxes	211	356	72
Depreciation and amortization	19,614	20,198	11,426
EBITDA	48,950	47,235	31,283
Transaction related expenses (1)	—	—	—
Share-based compensation expense (2)	1,280	329	—
Loss on sale of equipment	46	41	389
Loss on debt extinguishment	—	(221)	—
Inventory valuation adjustments (3)	314	2,545	—
Adjusted Segment EBITDA	50,590	49,929	31,672

Natural Gas Technologies
Net income	$11,632	$14,542	$2,224
Interest expense	202	(1,816)	—
Provision for income taxes	112	113	61
Depreciation and amortization	14,499	14,162	286
EBITDA	26,445	27,001	2,571
Transaction related expenses (1)	—	—	—
Share-based compensation expense (2)	2,308	154	—
Loss on sale of equipment	(91)	29	—
Loss on debt extinguishment	—	—	—
Inventory valuation adjustments (3)	—	618	—
Adjusted Segment EBITDA	28,662	27,802	2,571

Corporate
Net income	$(13,619)	$(21,918)	$(17)
Interest expense	5,070	15,018	—
Provision for income taxes	2,325	—	—
Depreciation and amortization	6	—	—
EBITDA	(6,218)	(6,900)	(17)
Transaction related expenses (1)	493	2,727	—
Share-based compensation expense (2)	1,374	—	—
Loss on sale of equipment	—	—	—
Loss on debt extinguishment	—	221	—
Inventory valuation adjustments (3)	—	—	—
Adjusted Segment EBITDA	(4,351)	(3,952)	(17)

Total Adjusted EBITDA	$74,901	$73,779	$34,226

(1)
Represents the transaction-related expenses as part of the 2024 Business Combination and non-capitalizable IPO related costs, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(3)
Reflects non-cash adjustment related to inventory fair value step-up from 2024 Business Combination which has been included in cost of sales.

Investor Contact:

Andrew Leonpacher

investor.relations@flowco-inc.com

Media Contact:

Niki Sikinger

Niki.Sikinger@flowco-inc.com

Source: Flowco Holdings Inc.